Exhibit 10.2

Lease Extension and Modification Agreement

Landlord’s Name / Address:	301 N. Main Street, LLC
5 Research Dr., Suite B
Ann Arbor, Michigan 48103

Tenant’s Name / Address:	Millendo Therapeutics, Inc.
301 N. Main Street, Suite 100
Ann Arbor, Michigan 48104

WHEREAS, the parties entered into a Lease Agreement for office space located in the City of Ann Arbor, County of Washtenaw, State of Michigan, and commonly known as 301 N. Main Street, Suite 100 (“Leased Premises”), dated December 31, 2015, but commencing as of January 1, 2016 (“Lease”); and

WHEREAS, the parties desire to modify certain terms and extend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions of this Lease Extension and Modification Agreement, the parties agree as follows:

1.             Tenant hereby exercises its option to extend the Lease, commencing January 1, 2018, through December 31, 2018, at a Base Rent of $11,377 per month, $136,524 annually, and Landlord hereby acknowledges and accepts such extension of the Lease.  It is acknowledged and agreed that by letter dated September 13, 2017, Tenant delivered timely notice of the exercise of Tenant’s right to renew the Lease for an additional twelve month period expiring December 31, 2018, and this Lease Extension and Modification Agreement does not supersede, modify, replace or act as a substitute for such notice of renewal by Tenant and the Lease was effectively renewed by such notice of renewal.

2.             Except as expressly modified herein, all other terms and conditions of the Lease shall remain in full force and effect.

The parties hereby execute this Lease Modification Agreement on this 30th day of November, 2017.

301 N. Main Street, LLC		Millendo Therapeutics, Inc.
a Michigan limited liability company		a Delaware corporation

By:	/s/ Eric Kchikian	By:	/s/ Julia C. Owens
	Eric Kchikian		Julia C. Owens
Its:	Manager	Its:	President and CEO